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                       PETROLEUM HEAT AND POWER CO., INC.

                                Offer to Exchange
                                to holders of its
                      10 1/8% Subordinated Notes due 2003
                    9 3/8% Subordinated Debentures due 2006
                   12 1/4% Subordinated Debentures due 2005

To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

         Petroleum Heat and Power Co., Inc., a Minnesota corporation ("Petro" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in the Offering Circular dated August 26, 1998 (the "Offering Circular") and the accompanying Letters of Transmittal, Consent and Proxy (the "Letters of Transmittal" which together with the Offering Circular constitute the "Exchange Offers") to exchange any and all its securities set forth above for the following securities of the Company:



For Each $1,000 Principal Amount of:                            The Holder Will Receive:
------------------------------------                            ------------------------

10 1/8% Subordinated Notes due 2003                $1,000 principal amount of the Company's 10 1/8% Senior
(the "Old 101/8% Notes")                           Subordinated Notes due 2003 plus 3.3732 shares of the
                                                   Company's 1998 Junior Convertible Preferred Stock (the
                                                   "New Junior Preferred Stock")

9 3/8% Subordinated Debentures due 2006            $1,000 principal amount of the Company's 9 3/8% Senior
(the "Old 9 3/8% Debentures")                      Subordinated Debentures due 2006 plus 3.3732 shares of
                                                   New Junior Preferred Stock

12 1/4% Subordinated Debentures due 2005           $1,000 principal amount of the Company's 12 1/4% Senior
(the "Old 12 1/4% Debentures")                     Subordinated Debenture due 2005 plus 3.3732 shares of
                                                   New Junior Preferred Stock


         The Old 10 1/8% Notes, the Old 9 3/8% Debentures and the Old 12 1/4% Debentures are sometimes collectively referred to herein as the "Old Debt Securities."

         We are asking you to contact your clients for whom you hold Old Debt Securities registered in your name or in the name of your nominee, in addition, we ask you to contact your clients who, to your knowledge, hold Old Debt Securities registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offers. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Debt Securities to its order, except as otherwise provided in the Offering Circular and the Letters of Transmittal.

         Enclosed are copies of the following documents:

         1.  The Offering Circular

         2. Letters of Transmittal for your use in connection with the exchange of Old Debt Securities and for the information of your clients (facsimile copies of the Letters of Transmittal may be used to exchange Old Debt Securities). The white Letter of Transmittal relates to the Old 10 1/8% Notes. The

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green Letter of Transmittal relates to the Old 9 3/8% Debentures. The blue
Letter of Transmittal relates to the Old 12 1/4% Debentures

         3. A form of letter that may be sent to your clients for whose accounts you hold Old Debt Securities registered in your name and or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offers;

         4. A Notice of Guaranteed Delivery;

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. A return envelope addressed to The Chase Manhattan Bank, the Exchange Agent.

         Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on September 24, 1998, unless extended (the "Expiration Date"). Old Debt Securities tendered pursuant to the Exchange Offers may be withdrawn, subject to the procedures described in the Offering Circular, at any time until the Minimum Debt Exchanges (as defined in the Offering Circular) have been received and accepted by the Company.

         To tender Old Debt Securities, certificates for Old Debt Securities or confirmation of any book-entry transfer into the Exchange Agent's account at The Depository Trust Company, and a duly executed and properly completed Letter of Transmittal or a facsimile thereof or an Agent's Message (as defined in the Offering Circular), and any other required documents, must be received by the Exchange Agent as provided in the Offering Circular and the Letters of Transmittal.

         Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Offering Circular or at
(214) 946-5678.

                                              Very truly yours,


                                              PETROLEUM HEAT AND POWER CO., INC.


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTI TUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR AND THE LETTERS OF TRANSMITTAL.

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